Exhibit 99.1

FOR IMMEDIATE RELEASE: OCTOBER 28, 2019

LEGGETT & PLATT REPORTS 3Q RESULTS

Carthage, MO, October 28, 2019 —

•	3Q sales grew 14%, to $1.24 billion

•	3Q EPS was $.74, an increase of $.07 vs. 3Q18; 3Q adjusted[1] EPS of $.76, up $.10 vs 3Q18

•	3Q cash flow from operations was a strong $213 million

•	2019 EPS guidance raised: EPS of $2.40-$2.55; adjusted EPS of $2.48-$2.63

Diversified manufacturer Leggett & Platt reported third quarter 2019 sales of $1.24 billion, a 14% increase versus third quarter last year.

•	Acquisitions added 16% to sales growth (primarily ECS)

•	Organic sales were down 2%:

•	Volume down 1% (exited business -4%)

•	Absent declines from exited business, volume up 3%

•	Raw material-related selling price decreases and negative currency impact -1%

Third quarter EBIT was $144 million, up $20 million or 16% from third quarter last year, and adjusted1 EBIT was $148 million, a $24 million increase.

•	EBIT benefited from:

•	ECS acquisition

•	Lower raw material costs

•	Improved earnings performance in Furniture Products

•	EBIT margin was 11.6% and adjusted[1] EBIT margin was 11.9%, up from 11.4% in the third quarter of 2018

Third quarter EPS was $.74. Third quarter adjusted1 EPS was $.76, an increase of $.10 versus third quarter 2018. The increase reflects higher EBIT and a lower tax rate ($.03/share) partially offset by higher interest expense ($.06/share).

Restructuring:

•	Third quarter included $4 million (pretax), or $.02 per share, of restructuring-related charges

•	$3 million cash and $1 million non-cash

•	Full year restructuring-related charges are expected to be approximately $14 million ($.08/share)

•	$7 million cash and $7 million non-cash

CEO Comments

President and CEO Karl G. Glassman commented, “Sales grew 14% in the third quarter, primarily from the ECS acquisition. Sales were stronger in Automotive, U.S. Spring, and Work Furniture but this improvement was more than offset by planned lower volume from business exited in Fashion Bed and Home Furniture and weak trade demand in the Industrial Products segment.

[1]	Please refer to attached tables for Non-GAAP reconciliations.

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“Third quarter adjusted1 EBIT increased a notable $24 million over third quarter last year, primarily from the ECS acquisition, lower raw material costs (including LIFO benefit), and improved earnings performance in Furniture Products.

“Our Automotive business grew 8% versus third quarter 2018, exceeding the global market by over 1,000 basis points. This year we should exceed market growth by 600–700 basis points. While we remain confident in continued strong performance, ongoing disruption in the global market makes it difficult to predict our relative performance with precision. Accordingly, we are moving away from our specific goal of exceeding market growth by 1,000 basis points, although we expect to significantly outperform the market over the long term.

“Earlier this month, the U.S. Department of Commerce announced final dumping duties on mattresses imported from China that range from 57% to 1,732%. Notably, approximately 90% of Chinese mattresses are now subject to antidumping duties in excess of 160%. We expect the U.S. International Trade Commission to make a final determination in this matter no later than the first week of December. In our U.S. bedding businesses, we continue to see strong demand. U.S. Spring sales dollars were up 6%. Finished mattress units were up 28% in the third quarter, including ECS’s year-over-year growth.”

Debt and Cash Flow

•	Debt was 3.15x trailing 12-month pro forma adjusted[1] EBITDA; we expect to be at our target level of debt to trailing 12-months adjusted EBITDA of approximately 2.5x by the end of 2020

•	Operating cash flow was $213 million in the third quarter, an increase of $86 million versus third quarter last year

Dividends

•	Leggett & Platt’s Board of Directors declared a $.40 third quarter dividend, two cents higher than last year’s third quarter

Stock Repurchases

•	Repurchased only .2 million shares at an average price of $40.00; primarily shares surrendered for employee benefit plans

•	Issued .4 million shares through employee benefit plans and option exercises

•	Shares outstanding at the end of the third quarter were 131.6 million

2019 Guidance

•	Full year 2019 sales guidance narrowed, and EPS guidance raised

•	Sales are expected to be $4.7-$4.8 billion, an increase of 10-12% versus 2018

•	Organic sales are expected to decline -3% to -5%, including -3% from exited business

•	Acquisitions should add 15% to sales

•	EPS is expected to be $2.40-$2.55, including approximately $.08 per share of restructuring-related costs

•	Adjusted EPS is expected to be $2.48-$2.63

•	ECS is expected to be neutral to EPS in 2019

•	Based on this guidance range, EBIT margin should be 10.7-11.0%; adjusted EBIT margin should be11.0-11.3%

•	Operating cash flow should exceed $550 million

•	Capital expenditures of approximately $160 million, versus prior guidance of $180 million

•	Implied full-year effective tax rate of approximately 22%, versus prior guidance of 24%

•	Prior Guidance:

•	Sales: $4.7-$4.85 billion

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•	EPS: $2.30-$2.50; adjusted EPS: $2.40-$2.60

•	Implied 4Q Guidance:

•	Sales are expected to be $1.1-$1.2 billion

•	EPS is expected to be $.57-$.72, including approximately $.02 per share of restructuring-related costs

•	Adjusted EPS is expected to be $.59-$.74

LIFO

•	In the third quarter of 2019, lower steel costs resulted in a LIFO benefit of $7.6 million (pretax)

•	In the third quarter of 2018, increasing steel costs resulted in LIFO expense of $6.0 million (pretax)

SEGMENT RESULTS – Third Quarter 2019 (versus 3Q 2018)

Residential Products –

•	Total sales grew 41%; acquisitions added 38%

•	Organic sales increased 3%

•	Volume was up 4%, primarily from continued market share and content gains in U.S. Spring

•	Raw material-related price decreases and currency impact reduced sales 1%

•	EBIT increased $10 million, with earnings from the ECS acquisition (after $12 million of amortization expense) partially offset by $2 million in restructuring-related charges and other factors

Industrial Products –

•	Total sales decreased 17%, from weak trade demand for steel rod and wire (-12%) and raw material-related selling price decreases (-5%)

•

EBIT decreased $3 million, primarily from lower trade steel rod and wire volume and $1 million in restructuring-related charges, partially offset by an earnout of $2 million related to a prior-year divestiture

Furniture Products –

•	Total sales were down 8%

•	Volume decreased 8%, primarily from our decision to exit Fashion Bed and planned declines in Home Furniture, partially offset by growth in Work Furniture and Adjustable Bed

•	Raw material-related selling price increases were offset by a negative currency impact

•	EBIT increased $11 million, primarily from improved pricing and lower fixed costs attributable to restructuring activity, partially offset by $1 million in restructuring-related charges

Specialized Products –

•	Total sales increased 6%

•	Volume was up 7%, from growth in Automotive

•	Currency impact, net of raw material-related price increases in Hydraulic Cylinders, decreased sales 1%

•	EBIT increased $1 million, primarily from higher volume in Automotive partially offset by underperformance at our French Aerospace operation

Slides and Conference Call

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, October 29. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Fourth quarter results will be released after the market closes on Monday, February 3, with a conference call the next morning.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 136-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units, 22,000 employee-partners, and 145 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private-label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; g) high-carbon drawn steel wire; and h) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, the 2019 total sales, organic sales, annualized sales added by acquisitions including ECS, EPS, adjusted EPS, EPS impact from ECS, sales growth, improved EBIT, EBIT margin, adjusted EBIT margin, cash from operations, decreasing steel costs, LIFO benefit, restructuring-related costs, the International Trade Commission final antidumping duty determination; and our ability to deleverage to a target level ratio of debt to trailing 12-months adjusted EBITDA of approximately 2.5 by year-end 2020. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the Company’s and ECS’s ability to achieve their respective operating targets; (ii) inability to comply with the restrictive covenants in the Company’s credit agreement; (iii) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (iv) market conditions; (v) price and product competition from foreign and domestic competitors, changes in demand for the Company’s products, cost and availability of raw materials and labor, fuel and energy costs, our ability to increase the dividend, our ability to repatriate cash from offshore accounts, net interest expense, tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, the amount of fully diluted shares, depreciation and amortization, and litigation risks; (vi) changed restructuring-related costs as more information is obtained; and (vii) other risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and subsequent Form 10-Q reports filed with the SEC.

CONTACT:    Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Wendy M. Watson, Director, Investor Relations

Cassie J. Branscum, Manager, Investor Relations

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LEGGETT & PLATT	Page 5 of 7			October 28, 2019

RESULTS OF OPERATIONS	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2019	2018	Change	2019	2018	Change
Net sales	$1,239.3	$1,091.5	14%	$3,607.6	$3,222.8	12%
Cost of goods sold	963.8	864.4		2,829.4	2,547.3

Gross profit	275.5	227.1	21%	778.2	675.5	15%
Selling & administrative expenses	115.2	100.7	14%	352.1	313.2	12%
Amortization	16.3	5.2		47.3	15.3
Other expense (income), net	(0.1)	(3.2)		0.5	(5.9)

Earnings before interest and taxes	144.1	124.4	16%	378.3	352.9	7%
Net interest expense	21.1	11.1		63.0	36.7

Earnings before income taxes	123.0	113.3		315.3	316.2
Income taxes	23.4	23.3		68.3	63.2

Net earnings	99.6	90.0		247.0	253.0
Less net income from non-controlling interest	—	—		—	(0.1)

Net earnings attributable to L&P	$99.6	$90.0	11%	$247.0	$252.9	(2%)

Earnings per diluted share
Net earnings per diluted share	$0.74	$0.67	10%	$1.83	$1.87	(2%)
Shares outstanding
Common stock (at end of period)	131.6	130.4	0.9%	131.6	130.4
Basic (average for period)	134.9	133.8		134.7	134.4
Diluted (average for period)	135.4	134.7	0.5%	135.2	135.4

CASH FLOW	THIRD QUARTER			YEAR TO DATE
(In millions)	2019	2018	Change	2019	2018	Change
Net earnings	$99.6	$90.0		$247.0	$253.0
Depreciation and amortization	48.4	33.8		144.7	101.0
Working capital decrease (increase)	55.2	11.9		(20.6)	(121.5)
Impairments	1.4	0.1		5.7	0.3
Other operating activity	8.3	(9.3)		39.8	18.3

Net Cash from Operating Activity	$212.9	$126.5	68%	$416.6	$251.1	66%
Additions to PP&E	(32.5)	(41.4)		(103.0)	(122.6)	(16%)
Purchase of companies, net of cash	—	(17.7)		(1,244.3)	(107.9)
Proceeds from business and asset sales	3.3	1.8		5.3	3.7
Dividends paid	(52.6)	(49.4)		(152.0)	(144.2)
Repurchase of common stock, net	(2.1)	(0.6)		(4.4)	(107.9)
Additions (payments) to debt, net	(166.4)	(90.5)		1,074.5	99.5
Other	(10.3)	(11.6)		(18.8)	(34.3)

Increase (Decr.) in Cash & Equiv.	$(47.7)	$(82.9)		$(26.1)	$(162.6)

FINANCIAL POSITION	30-Sep
(In millions)	2019	2018	Change
Cash and equivalents	$242.0	$363.5
Receivables	677.3	625.5
Inventories	635.8	634.0
Other current assets	49.5	44.0

Total current assets	1,604.6	1,667.0	(4%)
Net fixed assets	817.3	723.0
Operating lease right-of-use assets	156.0	—
Goodwill	1,392.0	840.3
Intangible assets and deferred costs	770.6	188.4
Other assets	117.3	130.4

TOTAL ASSETS	$4,857.8	$3,549.1	37%

Trade accounts payable	$467.3	$428.7
Current debt maturities	51.2	3.6
Current operating lease liabilities	38.0	—
Other current liabilities	364.3	352.6

Total current liabilities	920.8	784.9	17%

Long-term debt	2,197.1	1,353.2	62%
Operating lease liabilities	119.0	—
Deferred taxes and other liabilities	365.3	245.0
Equity	1,255.6	1,166.0	8%

Total Capitalization	3,937.0	2,764.2	42%

TOTAL LIABILITIES & EQUITY	$4,857.8	$3,549.1	37%

LEGGETT & PLATT	Page 6 of 7			October 28, 2019

SEGMENT RESULTS [1]	THIRD QUARTER			YEAR TO DATE
(In millions)	2019	2018	Change	2019	2018	Change
Residential Products
External Sales	$631.9	$446.5	41.5%	$1,775.0	$1,283.4	38.3%
Total Sales (External + Inter-segment)	635.6	449.9	41.3%	1,785.1	1,296.1	37.7%
EBIT	53.2	43.0	24%	129.5	118.0	10%
EBIT Margin	8.4%	9.6%	(120) bps [2]	7.3%	9.1%	(180) bps [2]
Restructuring-related charges	2.0	—		2.1	—
ECS transaction costs	—	—		0.9	—

Adjusted EBIT	55.2	43.0	28%	132.5	118.0	12%
Adjusted EBIT Margin	8.7%	9.6%	(90) bps	7.4%	9.1%	(170) bps
Depreciation and amortization	25.9	11.4		75.1	34.4

Adjusted EBITDA	81.1	54.4	49%	207.6	152.4	36%
Adjusted EBITDA Margin	12.8%	12.1%	70 bps	11.6%	11.8%	(20) bps

Industrial Products
External Sales	$68.6	$97.4	(29.6%)	$238.1	$275.8	(13.7%)
Total Sales (External + Inter-segment)	144.4	173.4	(16.7%)	468.4	496.3	(5.6%)
EBIT	22.6	25.2	(10%)	75.9	47.6	59%
EBIT Margin	15.7%	14.5%	120 bps	16.2%	9.6%	660 bps
Restructuring-related charges	0.6	—		0.6	—

Adjusted EBIT	23.2	25.2	(8%)	76.5	47.6	61%
Adjusted EBIT Margin	16.1%	14.5%	160 bps	16.3%	9.6%	670 bps
Depreciation and amortization	2.8	2.6		8.2	7.7

Adjusted EBITDA	26.0	27.8	(6%)	84.7	55.3	53%
Adjusted EBITDA Margin	18.0%	16.0%	200 bps	18.1%	11.1%	700 bps

Furniture Products
External Sales	$271.6	$294.1	(7.7%)	$797.4	$866.8	(8.0%)
Total Sales (External + Inter-segment)	273.8	298.0	(8.1%)	804.8	877.2	(8.3%)
EBIT	24.6	14.0	76%	51.9	48.3	7%
EBIT Margin	9.0%	4.7%	430 bps	6.4%	5.5%	90 bps
Restructuring-related charges	1.2	—		7.4	—

Adjusted EBIT	25.8	14.0	84%	59.3	48.3	23%
Adjusted EBIT Margin	9.4%	4.7%	470 bps	7.4%	5.5%	190 bps
Depreciation and amortization	3.8	4.3		11.8	13.0

Adjusted EBITDA	29.6	18.3	62%	71.1	61.3	16%
Adjusted EBITDA Margin	10.8%	6.1%	470 bps	8.8%	7.0%	180 bps

Specialized Products
External Sales	$267.2	$253.5	5.4%	$797.1	$796.8	0.0%
Total Sales (External + Inter-segment)	268.1	254.2	5.5%	799.6	798.8	0.1%
EBIT	44.4	43.5	2%	121.6	141.5	(14%)
EBIT Margin	16.6%	17.1%	(50) bps	15.2%	17.7%	(250) bps
Depreciation and amortization	10.4	9.8		31.0	28.7

EBITDA	54.8	53.3	3%	152.6	170.2	(10%)
EBITDA Margin	20.4%	21.0%	(60) bps	19.1%	21.3%	(220) bps

Total Company
External Sales	$1,239.3	$1,091.5	13.5%	$3,607.6	$3,222.8	11.9%
EBIT - segments	144.8	125.7	15%	378.9	355.4	7%
Intersegment eliminations and other	(0.7)	(1.3)		(0.6)	(2.5)

EBIT	144.1	124.4	16%	378.3	352.9	7%
EBIT Margin	11.6%	11.4%	20 bps	10.5%	11.0%	(50) bps
Restructuring-related charges [3]	3.8	—		10.1	—
ECS transaction costs [3]	—	—		0.9	—

Adjusted EBIT [3]	147.9	124.4	19%	389.3	352.9	10%
Adjusted EBIT Margin	11.9%	11.4%	50 bps	10.8%	11.0%	(20) bps
Depreciation and amortization - segments	42.9	28.1		126.1	83.8
Depreciation and amortization - unallocated [4]	5.5	5.7		18.6	17.2

Adjusted EBITDA [3]	196.3	158.2	24%	534.0	453.9	18%
Adjusted EBITDA Margin	15.8%	14.5%	130 bps	14.8%	14.1%	70 bps

LAST SIX QUARTERS	2018			2019
Selected Figures	2Q	3Q	4Q	1Q	2Q	3Q
Net Sales ($ million)	1,102	1,092	1,047	1,155	1,213	1,239
Sales Growth (vs. prior year)	11%	8%	6%	12%	10%	14%
Volume Growth (same locations vs. prior year)	6%	3%	—%	(3%)	(6%)	(1%)

Adjusted EBIT [3] ($ million)	121	124	120	105	136	148
Cash from Operations ($ million)	81	127	189	31	172	213

Adjusted EBITDA (trailing twelve months) [3] ($ million)	589	598	609	620	651	689
(Long-term debt + current maturities) / Adj. EBITDA [3,5]	2.5	2.3	1.9	4.0	3.7	3.3

Organic Sales (vs. prior year)	2Q	3Q	4Q	1Q	2Q	3Q
Residential Products	7%	3%	5%	3%	(1%)	3%
Industrial Products	23%	28%	22%	10%	(9%)	(17%)
Furniture Products	9%	4%	(1%)	(5%)	(11%)	(8%)
Specialized Products	11%	3%	—%	(5%)	(3%)	6%
Overall	10%	6%	3%	(1%)	(6%)	(2%)

[1]	Segment margins calculated on Total Sales. Overall company margin calculated on External Sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets and amortization of debt issuance costs.
[5]	EBITDA based on trailing twelve months.

LEGGETT & PLATT	Page 7 of 7			October 28, 2019

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]

	2018			2019
Non-GAAP adjustments [6]	2Q	3Q	4Q	1Q	2Q	3Q
Restructuring-related charges	—	—	16.3	6.3	—	3.8
Note impairment	—	—	15.9	—	—	—
ECS transaction costs	—	—	6.9	0.9	—	—

Non-GAAP adjustments (pretax) [7]	—	—	39.1	7.2	—	3.8
Income tax impact	—	—	(7.5)	(1.8)	—	(0.4)
Tax Cuts and Jobs Act impact	—	(1.8)	—	—	—	—

Non-GAAP adjustments (after tax)	—	(1.8)	31.6	5.4	—	3.4

Diluted shares outstanding	135.0	134.7	134.7	135.0	135.2	135.4

EPS impact of non-GAAP adjustments	—	(0.01)	0.23	0.04	—	0.02

	2018			2019
Adjusted EBIT, EBITDA, Margin, and EPS [6]	2Q	3Q	4Q	1Q	2Q	3Q
Net sales	1,102	1,092	1,047	1,155	1,213	1,239

EBIT (earnings before interest and taxes)	121.1	124.4	84.0	98.2	136.0	144.1
Non-GAAP adjustments (pretax and excluding interest) [8]	—	—	36.0	7.2	—	3.8

Adjusted EBIT ($millions)	121.1	124.4	120.0	105.4	136.0	147.9

EBIT margin	11.0%	11.4%	8.0%	8.5%	11.2%	11.6%
Adjusted EBIT margin	11.0%	11.4%	11.5%	9.1%	11.2%	11.9%

EBIT	121.1	124.4	84.0	98.2	136.0	144.1
Depreciation and Amortization	33.8	33.8	35.1	46.3	50.0	48.4

EBITDA	154.9	158.2	119.1	144.5	186.0	192.5
Non-GAAP adjustments (pretax and excluding interest) [8]	—	—	36.0	7.2	—	3.8

Adjusted EBITDA ($millions)	154.9	158.2	155.1	151.7	186.0	196.3

EBITDA margin	14.1%	14.5%	11.4%	12.5%	15.3%	15.5%
Adjusted EBITDA margin	14.1%	14.5%	14.8%	13.1%	15.3%	15.8%

Diluted EPS	0.63	0.67	0.39	0.45	0.64	0.74
EPS impact of non-GAAP adjustments	—	(0.01)	0.23	0.04	—	0.02

Adjusted EPS ($)	0.63	0.66	0.62	0.49	0.64	0.76

	2018			2019
Total Debt to Adjusted EBITDA [9]	2Q	3Q	4Q	1Q	2Q	3Q
Total Debt	1,452	1,357	1,169	2,461	2,415	2,248

Adjusted EBITDA, trailing 12 months	589	598	609	620	651	689

Total Debt / Leggett Reported 12-month Adjusted EBITDA	2.5	2.3	1.9	4.0	3.7	3.3
Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [10]				3.56	3.45	3.15

[6]	Management and investors use these measures as supplemental information to assess operational performance.
[7]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 4Q 2018: $4.4 million COGS, $19.6 million SG&A, $11.9 million other expense, $3.2 million interest expense. 1Q 2019: $2.4 million COGS, $0.9 million SG&A, $3.9 million other expense. 3Q 2019: ($0.9) million COGS, $4.7 million other expense.

[8]	4Q 2018 excludes $3.2 million of financing-related charges recognized in interest expense.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended March 31, June 30, and September 30, 2019 is presented in the table below. Because the increase in total debt from December 31, 2018 to September 30, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended March 31, June 30, and September 30, 2019 in the total debt / 12-month adjusted EBITDA calculation.

ECS pre-acquisition adjusted EBITDA from:	4/1/18 – 1/16/19	7/1/18 – 1/16/19	10/1/18 – 1/16/19
Net earnings	12	6	—
Interest expense	33	22	12
Taxes	6	4	1

EBIT	51	32	13
Depreciation and Amortization	14	10	5
Change in control bonus	7	7	7

Adjusted EBITDA	72	49	25

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	620	651	689
ECS pre-acquisition adjusted EBITDA	72	49	25

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	692	700	714

Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	3.56	3.45	3.15

[11]	Calculations impacted by rounding.